This Preferred Security is a Global Certificate within the meaning of the Declaration hereinafter referred to and is registered in the name of The Depositry Trust Company, a New York corporation (the "Depositary"), or a nominee of the Depositary. This Preferred Security is exchangeable for Preferred Securities registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Declaration and no transfer of this Preferred Security (other than a transfer of this Preferred Security as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary) may be registered except in limited circumstances.

Unless this Preferred Security Certificate is presented by an authorized representative of the Depositary to the Trust or its agent for registration of transfer, exchange or payment, and any Preferred Security Certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of the Depositary (and any payment hereon is made to Cede & Co. or to such other entity as is requested by an authorized representative of the Depositary), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.


CERTIFICATE NUMBER                               NUMBER OF PREFERRED SECURITIES
      - 1 -                                            - _____________ -

                                                 CUSIP NO. ________________


                   CERTIFICATE EVIDENCING PREFERRED SECURITIES
                                       OF
                       AMERICAN FINANCIAL CAPITAL TRUST I

            ____% TRUST ORIGINATED PREFERRED SECURITIESSM ("TOPRS"SM)
                 (LIQUIDATION AMOUNT $25 PER PREFERRED SECURITY)

         AMERICAN FINANCIAL CAPITAL TRUST I, a statutory business trust formed under the laws of the State of Delaware (the "Trust"), hereby certifies that Cede & Co. (the "Holder") is the registered owner of preferred securities of the Trust representing undivided beneficial interests in the assets of the Trust designated the __% Trust Originated Preferred Securities(sm) (liquidation amount $25 per Preferred Security) (the "Preferred Securities"). The Preferred Securities are transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designation, rights, privileges, restrictions, preferences and other terms and provisions of the Preferred Securities represented hereby are issued and shall in all respects by subject to the provisions of the Declaration of Trust of the Trust dated as of September __, 1996, as the same may be amended from time to time (the "Declaration"), including the designation of the terms of the Preferred Securities as set forth in Annex I to the Declaration. Capitalized terms used herein but not defined shall have the meaning given them in the


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Declaration. The Holder is entitled to the benefits of the Preferred Securities
Guarantee to the extent provided therein. The Sponsor will provide a copy of the Declaration, the Preferred Securities Guarantee and the Indenture to a Holder without charge upon written request to the Sponsor at its principal place of business.

         Upon receipt of this certificate, the Holder is bound by the Declaration and is entitled to the benefits thereunder.

         By acceptance, the Holder agrees to treat, for United States federal income tax purposes, the Debentures as indebtedness and the Preferred Securities as evidence of indirect beneficial ownership in the Debentures.

IN WITNESS WHEREOF, the Trust has executed this certificate this _______ day of September, 1996.

                                           AMERICAN FINANCIAL CAPITAL TRUST I

                                           By:______________________
                                           Name:____________________
                                           Title: Regular Trustee

                                           By:______________________
                                           Name:____________________
                                           Title: Regular Trustee


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                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Preferred Security Certificate to:


________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
        (Insert assignee's social security or tax identification number)

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
                    (Insert address and zip code of assignee)

and irrevocable appoints
________________________________________________________________________________
________________________________________________________________________________
_________________agent to transfer this Preferred Security Certificate on the books of the Trust. The agent may substitute another to act for him or her.

Date:_____________

Signature:_______________________________________
(Sign exactly as your name appears on the other side of this Preferred Security Certificate)